UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

(441) 296 5872
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2015, Signet Jewelers Limited (the “Company”) announced that effective July 22, 2015, Ed Hrabak, currently President, Sterling Jewelers Division, will become Chief Operating Officer of the Company.  Mr. Hrabak, 59, has been serving as President, Sterling Jewelers Division, since July 2014.  He previously served as Executive Vice President and Chief Operating Officer, Sterling Jewelers Division since June 2012.  Prior to this, Mr. Hrabak served as Senior Vice President and General Merchandising Manager from 2002 and held a number of management positions since joining Sterling Jewelers Division as a merchandise buyer in 1978.

In addition, effective July 22, 2015, George Murray, currently President, Zale Division, will become Chief Marketing and Merchandising Officer of the Company.  Mr. Murray 59, has been serving as President, Zale Division, since July 2014. He previously served as Senior Vice President of Marketing, Advertising and Public Relations for the Sterling Jewelers Division and held a number of management positions since joining the Sterling Jewelers Division in 1992.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	July 28, 2015	By:	/s/ Mark Light
		Name:	Mark Light
		Title:	Chief Executive Officer